As filed with the Securities and Exchange Commission on August 21, 2026

Registration No. 333-297756

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

to

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

VS MEDIA Holdings Limited
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 International Business Park #03-29

Nordic European Centre

Singapore, 609927

65 6518 4887

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Names, address, and telephone number of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.

Bevilacqua PLLC

800 Connecticut Avenue, NW, Suite 300

Washington, DC 20006

(202) 869-0888

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 21, 2026

$200,000,000

Class A Ordinary Shares

Debt Securities

Warrants

Subscription Rights

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $200,000,000.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “VSME.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in primary offerings pursuant to this prospectus with a value more than one-third of the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates in any twelve-month period, so long as the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates is less than $75.0 million. In addition, in the event that subsequent to the effective date of the registration statement of which this prospectus forms a part, the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on primary offerings shall not apply to additional sales made pursuant to this prospectus. As of August 21, 2026, the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates was approximately $6,567,835 based on 2,750,784 Class A Ordinary Shares issued and outstanding, of which 2,606,284 Class A Ordinary Shares were held by non-affiliates, and the last sale price of our Class A Ordinary Shares as reported on the Nasdaq Capital Market on June 22, 2026 of $2.52 per share, which was the highest closing price of our Class A Ordinary Shares as reported on the Nasdaq Capital Market within the last 60 days prior to the date hereof. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior twelve calendar month period that ends on, and includes, the date of this prospectus.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 and are subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. You are urged to carefully consider the risk factors beginning on page 6 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus before making any decision to invest in the securities.

We were incorporated in the British Virgin Islands on August 30, 2022, as a holding company of our business, which is primarily operated through our indirectly wholly-owned HK SAR subsidiaries, VS Media Limited (“VS Media HK” and VS Communication Limited (“VS Communication” former known as: Grace Creation Limited), our indirect wholly-owned Macau subsidiary, MLINK Limited (“MLINK”), our indirect wholly-owned Taiwan subsidiary, VS Media Limited (“VS Media TW”), our indirect wholly-owned Singapore subsidiary, VS Media PTE LTD. (“VS Media SG”), and our directly wholly-owned British Virgin Islands subsidiary, Aurenza Group Limited (“Aurenza”).

VS MEDIA Holdings Limited is not a Chinese or HK SAR operating company but a British Virgin Islands (“BVI”) holding company with operations conducted by our subsidiaries in HK SAR, Singapore and Taiwan. You are investing in Class A Ordinary Shares of VS MEDIA Holdings Limited, the BVI holding company.

Neither we nor any of our subsidiaries is required to obtain permission from the government of the People’s Republic of China, including the China Securities Regulatory Commission, or CSRC, to register the securities under this prospectus.

On February 17, 2023, the CSRC released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

The Trial Measures do not apply to us because we are not a PRC domestic company under the Trial Measures. The national laws adopted by the PRC are generally not applicable to Hong Kong according to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”). The Basic Law came into effect on July 1, 1997. It is the constitutional document of Hong Kong, which sets out the PRC’s basic policies regarding Hong Kong. The principle of “one country, two systems” is a prominent feature of the Basic Law, which dictates that Hong Kong will retain its unique common law and capitalist system for 50 years after the handover in 1997. Under the principle of “one country, two systems,” Hong Kong’s legal system, which is different from that of the PRC, is based on common law supplemented by statutes.

According to Article 18 of the Basic Law, national laws adopted by the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws in relation to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation stating that the laws in Hong Kong should be commensurate with those in the PRC. Despite the foregoing, the legal and operational risks of operating in China also apply to businesses operating in Hong Kong and Macau.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The PRC government also initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and maintain our listing on U.S. exchanges.

The PRC Criminal Law, as amended by Amendment XII on December 29, 2023 (effective March 1, 2024), prohibits institutions, companies, and their employees from illegally selling or otherwise disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. Amendment XII primarily addressed corruption-related provisions, expanding criminal liability for directors, supervisors, managers, and employees of foreign-invested enterprises. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017. On October 28, 2025, the Standing Committee of the PRC National People’s Congress adopted the first significant amendments to the Cyber Security Law since its enactment, which took effect on January 1, 2026.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations. The January 2026 amendments to the Cyber Security Law substantially increased penalties for violations, with fines now reaching up to RMB 10 million (approximately $1.4 million) for network operators and critical information infrastructure operators where violations cause particularly serious consequences in the PRC, and up to RMB 1 million (approximately $140,000) for directly responsible individuals. The amendments also broadened the extraterritorial reach of the Cyber Security Law to cover any activities by overseas actors that endanger China’s cybersecurity (previously limited to activities affecting critical information infrastructure). Additionally, the amendments introduced framework-level requirements for the security and development of artificial intelligence within the Cyber Security Law for the first time.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, or the CAC, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with evolving standards and interpretations. On December 28, 2021, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on February 15, 2022. According to the Cybersecurity Review Measures, (i) the use of network products and services purchased by operators of critical information infrastructure, that affect or may affect national security, is subject to the cybersecurity review; (ii) an application for cybersecurity review should be made by the internet platform operator holding personal information of more than one million users before such internet platform operator lists its securities overseas; and (iii) relevant authorities of the cybersecurity review mechanism may initiate cybersecurity review if they determine an operator’s network products or services or data processing activities affect or may affect national security. The January 2026 amendments to the Cyber Security Law further enhanced regulatory enforcement powers and aligned liability-related provisions with the Personal Information Protection Law and the Data Security Law.

On September 30, 2024, the State Council released Regulations on the Management of Network Data Security, or the Network Data Regulation, which came into force on January 1, 2025. The Network Data Regulation is not only the first at the administrative regulation level specifically for network data security, but it also serves as a comprehensive implementing regulation for the compliance requirements set out by the Cybersecurity Law, Data Security Law, and Personal Information Protection Law. The Network Data Regulation introduces several key obligations, including requiring network data handlers to specify the purpose and method of personal information processing, as well as the types of personal information involved, before any personal information is handled. It also clarifies definitions for important data, outlines the obligations of those handling important data, establishes broader contractual requirements for data sharing between data handlers, and introduces a new exemption for regulatory obligations regarding cross-border data transfers. These requirements, combined with the enhanced penalties under the January 2026 amendments to the Cyber Security Law, underscore the increased compliance obligations and enforcement risks for entities operating in China. We do not know how such regulations will affect us and our continued listing on Nasdaq. In the event that the CAC determines that we are subject to these regulations, we may be subject to fines and penalties.

On June 10, 2021, the Standing Committee of the PRC National People’s Congress promulgated the PRC Data Security Law which came into effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and that the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, Cyber Security Law and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the relevant laws mandate clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be in a timely fashion or at all.

We do not expect to be subject to the cybersecurity review by the CAC, given that: (i) we do not possess more than one million users’ personal information; (ii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iii) we have not been notified by any authorities of being classified as an operator of critical information infrastructure; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; and (v) we have not been subject to any material administrative penalties, mandatory rectifications, or other sanctions by any competent regulatory authorities in relation to cybersecurity and data protection, nor have there been material cybersecurity and data protection incidents or infringement upon any third parties, or other legal proceedings, administrative or governmental proceedings pending or threatened against or relating to us.

Further, as mentioned above, the national laws adopted by the PRC are generally not applicable to Hong Kong according to the Basic Law.

However, there remains uncertainty as to how these measures and regulations will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the cybersecurity and data protection. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC for the abovementioned reasons. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiaries’ operations. The Company is currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiaries’ operations in HK SAR.

As of the date of this prospectus, our Company and its subsidiaries have not received any inquiry, notice, warning or sanctions regarding our overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. For more details, see “Risk Factors - Risks Related to Doing Business in Hong Kong SAR - We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations” in our most recent Annual Report on Form 20-F incorporated by reference herein.

None of our business activities appears to be within the immediate targeted areas of concern identified by the Chinese government. However, because some of our operating subsidiaries are in HK SAR and their operations are there, and given the Chinese government’s significant oversight and discretion over the conduct of our business operations in HK SAR, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and consequently, the value of our Class A Ordinary Shares. The Chinese government could also significantly limit or completely hinder our ability to list on a U.S. or other foreign exchange and to offer future securities to investors and cause the value of such securities to significantly decline or be worthless. Please refer to “Risk Factors - Risks Related to Doing Business in Hong Kong SAR - The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, the value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless” in our most recent Annual Report on Form 20-F incorporated by reference herein.

Presently, none of the PRC laws and regulations above applies to us because national laws adopted by the PRC are not applicable in HK SAR, except for those listed in Annex III to the Basic Law. Further, there is no legislation stating that the laws in HK SAR should be commensurate with those in the PRC. With regard to the potential regulatory actions related to data security and anti-monopoly in HK SAR, please refer to our disclosures in “Item 3.D. Risk Factors - Risks Related to Doing Business in Hong Kong SAR - We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations” in our most recent Annual Report on Form 20-F incorporated by reference herein. Apart from the foregoing, there is no other impact on our ability to conduct our business as presently conducted, accept foreign investments, or list on a U.S. or foreign exchange.

Our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years. The HFCA Act was enacted on December 18, 2020 and states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in over-the-counter trading market in the U.S. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCA Act. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCA Act. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. Pursuant to the SOP Agreement, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The PCAOB has since maintained complete inspection access, completing inspections of firms auditing the substantial majority of the total market capitalization of U.S.-listed companies audited by Hong Kong and mainland China firms through 2024. The PCAOB has also brought its first enforcement actions against China-based firms as a direct result of its inspection authority. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Our auditor, Assentsure PAC, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Assentsure PAC’s compliance with applicable professional standards. Assentsure PAC is headquartered in Singapore, and it is not subject to the determinations announced by the PCAOB on December 16, 2021.

Despite that we have a U.S. based auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the Company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. If our Class A Ordinary Shares are prohibited from being traded on a national securities exchange or over-the counter under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or the sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the March 2021 interim final amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, trading in our securities may be prohibited and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or are required to engage a new audit firm, which would require significant expense and management time.

We are headquartered in HK SAR and not mainland China. We do not use variable interest entities in our corporate structure. We, through our indirect wholly-owned subsidiaries in HK SAR and Taiwan, operate a global network of digital Creators who create and publish content to social media platforms such as YouTube, Facebook, Instagram, and TikTok. Because of our corporate structure as a British Virgin Islands holding company with operations conducted by our HK SAR and Taiwanese subsidiaries, it involves unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which we operate and disallow our structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. For a more detailed discussion, please refer to “Item 3.D. Risk Factors - Risks Related to Doing Business in HK SAR - The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, the value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless” in our most recent Annual Report on Form 20-F incorporated by reference herein. A summary of the applicable laws and regulations in HK SAR to the Company and its business is found under “Item 4.B. Business Overview - Regulations” in our most recent Annual Report on Form 20-F. Some of the risks and challenges of conducting business in HK SAR include, but are not limited to political considerations involving HK SAR, higher costs of conducting business, changes in the currency peg system, operating in a highly-regulated environment, uncertainties in the interpretation and enforcement of Chinese laws and regulations and the perceived interference by the Chinese government there. Further, there is uncertainty as to whether the courts of the HK SAR would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the HK SAR against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A more detailed discussion of the risks of doing business in HK SAR is found under “Item 3.D. Risk Factors - Risks Related to Doing Business in HK SAR” in our most recent Annual Report on Form 20-F incorporated by reference herein and risks related to the enforcement of civil liabilities under “Enforceability of Civil Liabilities” of this prospectus.

During the normal courses of our business, cash may be transferred between our companies via wire transfer to and from bank accounts to pay certain business expenses, as loans or capital contribution.

Cash is maintained by our subsidiaries in HK SAR, Taiwan and Singapore. VS Media Limited (“VS Media HK”) has two Hong Kong Dollar savings accounts, two Hong Kong Dollar current bank accounts and five foreign currency savings bank accounts in HK SAR. VS COMMUNICATION LIMITED (“VS Communication”) has one Hong Kong Dollar savings account, one Hong Kong Dollar current bank account and one foreign currency savings bank account in HK SAR. VS MEDIA LIMITED (“VS Media TW”) has two Taiwan Dollar savings bank accounts and one foreign currency savings bank account in Taiwan. VS MEDIA PTE. LTD. (“VS Media SG”) has one Singapore Dollar bank account in Singapore. VS Media Co Limited (“VS Media BVI”) and its wholly owned subsidiary VSM Holdings Limited (“VSM”) both have no bank accounts. VS MEDIA Holdings Limited has one Hong Kong Dollar savings account, one Hong Kong Dollar current bank account and one foreign currency savings bank account in HK SAR.

We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations and on an “as-needed” basis. To the extent cash or assets in the business is in Hong Kong or in a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC or Hong Kong governments to transfer cash or assets. See “Item 3.D. Risk Factors - Risks Related to Doing Business in HK SAR - To the extent cash or assets in the business is in HK SAR or an HK SAR entity, the funds or assets may not be available to fund operations or for other use outside of HK SAR due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” in our most recent Annual Report on Form 20-F incorporated by reference herein.

As of the current date, none of our companies has distributed any cash dividends or made any cash distributions. There are no restrictions for the transfer or distribution of cash between the companies. Please refer to the condensed consolidating schedule and the consolidated financial statements included in our most recent Annual Report on Form 20-F incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price up to $200,000,000 (or its equivalent in foreign or composite currencies).

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections of this prospectus titled “Where You Can Find More Information” and “Documents Incorporated by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement and the other documents incorporated by reference into this prospectus. You should carefully read the entire prospectus and the other documents incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, and documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our” and “our company” refer, collectively, to VS MEDIA Holdings Limited and its consolidated subsidiaries taken as a whole.

Overview

We are a British Virgin Islands business company incorporated on August 30, 2022, as a holding company of our business, which is primarily operated through our indirect wholly-owned HK SAR subsidiaries, VS Media HK, and VS Communication, and our indirect wholly-owned Taiwan subsidiary, VS Media TW and our indirect wholly-owned Macau subsidiary, MLINK, and our indirect wholly-owned Singapore subsidiary, VS Media SG.

Neither we nor any of our subsidiaries is required to obtain permission from the government of the People’s Republic of China, including the China Securities Regulatory Commission, or CSRC, to list our shares on the Nasdaq Capital Market.

The CSRC’s Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (effective March 31, 2023) do not apply to us because we are not a PRC domestic company. Under Article 18 of the Basic Law of the Hong Kong Special Administrative Region, national laws adopted by the PRC are generally not applicable in Hong Kong, except for those listed in Annex III to the Basic Law. However, the legal and operational risks of operating in China may also apply to businesses operating in Hong Kong and Macau, and the Chinese government may intervene or influence our operations at any time.

We are subject to various PRC laws and regulations regarding cybersecurity and data protection, including the Cyber Security Law (as amended effective January 1, 2026), the Data Security Law (effective September 1, 2021), and the Regulations on the Management of Network Data Security (effective January 1, 2025). However, we do not expect to be subject to cybersecurity review by the Cyberspace Administration of China (CAC) as we do not possess more than one million users’ personal information, do not rely on personal information processing to maintain our business operations, and have not been classified as an operator of critical information infrastructure. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions regarding our overseas listing from the CSRC or any other PRC governmental authorities. See “Risk Factors - Risks Related to Doing Business in Hong Kong SAR” in our most recent Annual Report on Form 20-F incorporated by reference herein.

None of our business activities appears to be within the immediate targeted areas of concern identified by the Chinese government. However, because some of our operating subsidiaries are in HK SAR and their operations are there, and given the Chinese government’s significant oversight and discretion over the conduct of our business operations in HK SAR, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and consequently, the value of our Class A Ordinary Shares. The Chinese government could also significantly limit or completely hinder our ability to list on a U.S. or other foreign exchange and to offer future securities to investors and cause the value of such securities to significantly decline or be worthless. Please refer to “Risk Factors - Risks Related to Doing Business in Hong Kong SAR - The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, the value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless” in our most recent Annual Report on Form 20-F incorporated by reference herein.

Presently, none of the PRC laws and regulations above applies to us because national laws adopted by the PRC are not applicable in HK SAR, except for those listed in Annex III to the Basic Law. Further, there is no legislation stating that the laws in HK SAR should be commensurate with those in the PRC. With regard to the potential regulatory actions related to data security and anti-monopoly in HK SAR, please refer to our disclosures in “Item 3.D. Risk Factors - Risks Related to Doing Business in Hong Kong SAR - We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations” in our most recent Annual Report on Form 20-F incorporated by reference herein. Apart from the foregoing, there is no other impact on our ability to conduct our business as presently conducted, accept foreign investments, or our listing on a U.S. or foreign exchange.

Under the Holding Foreign Companies Accountable Act (the “HFCA Act”), our Class A Ordinary Shares may be prohibited from trading on a national exchange if the PCAOB is unable to inspect our auditors for two consecutive years. On December 15, 2022, the PCAOB determined it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Since that time, the PCAOB has completed inspections through 2024 covering substantially all of the market capitalization of U.S.-listed companies audited by Hong Kong and mainland China firms. Our auditor, Assentsure PAC, is headquartered in Singapore and is subject to regular PCAOB inspections. However, should PRC authorities obstruct PCAOB access in the future, the PCAOB Board may issue a new determination, which could result in trading prohibitions or delisting. See “Risk Factors - Risks Related to Doing Business in Hong Kong SAR” in our most recent Annual Report on Form 20-F incorporated by reference herein.

We are headquartered in HK SAR and not mainland China. We do not use variable interest entities in our corporate structure. We, through our indirect wholly-owned subsidiaries in HK SAR and Taiwan, operate a global network of digital Creators who create and publish content to social media platforms. Because of our corporate structure as a British Virgin Islands holding company with operations conducted by our HK SAR and Taiwanese subsidiaries, it involves unique risks to investors. See “Risk Factors - Risks Related to Doing Business in HK SAR” in our most recent Annual Report on Form 20-F incorporated by reference herein and risks related to the enforcement of civil liabilities under “Enforceability of Civil Liabilities” of this prospectus.

During the normal courses of our business, cash may be transferred between our companies via wire transfer to and from bank accounts to pay certain business expenses, as loans or capital contribution.

Our business is primarily operated through our indirect wholly-owned HK SAR subsidiaries, VS Media Limited VS Media HK and VS Communication, our indirect wholly-owned Taiwan subsidiary, VS Media TW and our indirect wholly-owned Singapore subsidiary, VS Media SG. VS MEDIA Holdings Limited, the BVI holding company will rely on dividends paid by its subsidiaries, namely VSM, our wholly-owned BVI subsidiary and the latter’s wholly-owned HK SAR, Taiwan and Singapore subsidiaries for VS MEDIA Holdings Limited’s working capital and cash needs, including the funds necessary to pay any dividends. VS MEDIA Holdings Limited, VSM and VS Media BVI are essentially British Virgin Islands holding companies. Only VS Media HK and VS Communication operate in HK SAR and VS Media TW operates in Taiwan. VS Media SG and Aurenza have no operations for now.

Cash is maintained by our subsidiaries in HK SAR, Taiwan and Singapore. VS Media Limited (“VS Media HK”) has two Hong Kong Dollar savings accounts, two Hong Kong Dollar current bank accounts and five foreign currency savings bank accounts in HK SAR. VS Communication has one Hong Kong Dollar savings account, one Hong Kong Dollar current bank account and one foreign currency savings bank account in HK SAR. VS MEDIA LIMITED (“VS Media TW”) has two Taiwan Dollar savings bank accounts and one foreign currency savings bank account in Taiwan. VS MEDIA PTE. LTD. (“VS Media SG”) has one Singapore Dollar bank account in Singapore. VS Media Co Limited (“VS Media BVI”) and its wholly owned subsidiary VSM Holdings Limited (“VSM”) both have no bank accounts. VS MEDIA Holdings Limited has one Hong Kong Dollar savings account, one Hong Kong Dollar current bank account and one foreign currency savings bank account in HK SAR.

VS MEDIA Holdings Limited is permitted under the laws of the BVI to provide funding to its subsidiaries through loans or capital contributions without restrictions on the amount of the funds. VS Media HK, VS Media TW, VS Communication, VS Media SG, VS Media BVI, VSM, and Aurenza are permitted under the relevant laws of HK SAR, Singapore, Taiwan and BVI to provide funding through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividends transfers from HK SAR, Taiwan and Singapore to the BVI and to U.S. investors.

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We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations and on an “as-needed” basis. To the extent cash or assets in the business is in Hong Kong or in a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC or Hong Kong governments to transfer cash or assets. See “Risk Factors - Risks Related to Doing Business in HK SAR” in our most recent Annual Report on Form 20-F incorporated by reference herein.

Below is the record of our intercompany transactions involving cash during the year ended December 31, 2025:

Entity	VS Media Holdings	VSM Holdings	VS Media PTE	VS Media Co	VS Media HK	VS Media TW	VS Communication	S.T Meng	MLINK	Aurenza
VS Media Holdings Limited	N/A	–	6,292,176	–	1,203,269	130,077	86,026	(330,195)	1,539	–
VSM Holdings Limited	–	N/A	–	–	–	–	–	–	–	–
VS Media Pte. Ltd.	(6,292,176)	–	N/A	–	503,476	–	102,632	5,211,354	–	–
VS Media Co Limited	–	–	–	N/A	–	–	–	–	–	–
VS Media Limited (VS Media HK)	(1,203,269)	–	(503,476)	–	N/A	(27,878)	269,454	–	(11,032)	–
VS Media Limited (VS Media TW)	(130,077)	–	–	–	27,878	N/A	–	–	–	–
VS Communication Limited	(86,026)	–	(102,632)	–	(269,454)	–	N/A	–	–	–
S.T Meng Pte. Ltd.	330,195	–	(5,211,354)	–	–	–	–	N/A	–	–
MLINK Limited	(1,539)	–	–	–	11,032	–	–	–	N/A	–
Aurenza Group Limited	–	–	–	–	–	–	–	–	–	N/A

Below is the record of our intercompany transactions involving cash during the year ended December 31, 2024:

Table
Entity	VS Media Holdings	VSM Holdings	VS Media PTE	VS Media Co	VS Media HK	VS Media TW	VS Communication
VS Media Holdings Limited	N/A 57	–58	–59	–60 61	(736,398) 62	–59	(359,455) 63
VSM Holdings Limited	–64	N/A 65	–66	–67	128,916 68	–66	–66
VS Media Pte. Ltd.	–69	–70	N/A 71	–69	–70	–72	–72
VS Media Co Limited	–60	–73	–60 74	N/A 75	2,639 76	–60	–74
VS Media Limited (VS Media HK)	736,398 77	(128,916) 78	–79	(2,639) 80	N/A 81	105,054 82	(57,634) 83
VS Media Limited (VS Media TW)	–79	–79	–79	–79	(105,054) 84	N/A 85	–79
VS Communication Limited	359,455 86	–87 88	–87	–89	57,634 90	–87	N/A 91

Founded in 2013, our company manages a global network of digital Creators who create and publish content to social media platforms such as YouTube, Facebook, Instagram, and TikTok. Our Creators include influencers, KOLs—Key Opinion Leaders, bloggers, and other content creators who cultivate fanbases on social media platforms.

Our business provides value to two major business stakeholders: Creators and Brands.

●	Our Value to Creators: We empower and support Creators by (i) providing them with production facilities, training, and funding to produce quality content; (ii) helping them expand their social media influence and fanbase by assisting with marketing, public relations and audience analytics; and (iii) most importantly, enabling them to monetize their influence by working effectively with Brands, social media platforms, and fans.

●	Our Value to Brands: We bridge the divide between Brands and Creators through helping Brands reach their target audience effectively by (i) advising on content strategy and budget and recommending specific Creators; (ii) communicating with and managing selected Creators; (iii) producing engaging and relevant content with Creators to promote key messages for Brands; (iv) publishing branded content on Creators’ social media channels; (v) amplifying the reach of Creators’ and Brands’ content through precise media planning and buying on social media platforms; (v) providing optimization and retainer services through data analysis and reporting.

We have developed two distinct but complementary business models: Marketing Services and Social Commerce.

Marketing Services Model: We help Creators to generate revenue by working with Brands and social media platforms. We do this in two ways: (1) we assist Brands in developing their content and social media strategy and guide them in selecting relevant Creators to create engaging content, publish content on social media platforms, and attract fans’ attention and increase their responsiveness to the Brand’s message. We bridge the divide between Brands and Creators by offering Brands local, relevant, and effective solutions from Creators. We also provide advice on marketing strategies and services on performance optimization to Brands to improve the effectiveness of their branded content and ads, all of which are highly interrelated and not separately identifiable; and (2) we assist Creators in earning advertising revenue by creating and publishing contents on social media platforms, like YouTube and Facebook.

Social Commerce Model: We purchase products from Brands and re-sell them to Creators to help Creators build their own eCommerce businesses. In some cases, we also help Creators sell products and merchandises directly to their fanbase/customers.

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Below is a brief summary of our relevant business models and corresponding pricing models:

BUSINESS MODELS	DESCRIPTION	PRINCIPAL COST MODEL	OUR PRINCIPAL REVENUE MODEL
Marketing Services from Brands	We provide affiliate marketing, product placement and Brand sponsorship deals for Creators to promote Brands’ messages. Creators are paid to create branded content and publish it on their social media channels to promote Brands’ products and services.	Creators are paid each piece of content that they generate and publish on their social media channel.	Brands pay us a fixed and pre-determined service fee per campaign.

Marketing Services from Social Media Platforms	We generate advertising revenue through creating and publishing content on social media platforms.	We pay Creators based on users’ views generated from the content they created and published through our content network.	YouTube and Facebook pay us advertising revenues every month based on total advertising revenue generated through our content network based on views from users.

Social Commerce from Customers	We resell Brands’ products to our Creators and help them to build their own eCommerce businesses. We also sell products directly to customers.	Product cost	Product cost + fixed margin

Total revenue decrease from $8.25 million in 2024 to $7.52 million in 2025, a decrease of 8.81%. Our gross profit margin remained stable at 20.53% in 2024 and 23.71% in 2025.

By leveraging our management team’s experience and strengthening our relationships with media resources, we have grown from an HK SAR start-up to managing an innovative and global network of Creators. We are proud of our ability to discover, incubate, and grow a large number of Creators while empowering them to make a living as full-time Creators. We have over 1,500 Creators in our network who provide content to a fanbase of approximately 100 million. Since 2013, we have cooperated with over 1,000 Brands to promote and sell their products and services through our Creators’ solutions.

Recent Developments

In December 2024, VS Media HK acquired 100% of MLINK, a full-service agency based in Macau specializing in integrated digital marketing, public relations, media amplification, and influencer partnerships. MLINK’s major clients include the Macau Arts & Culture Department, Macau Tourism Board, Wynn Macau, MGM Macau, and Galaxy Entertainment. MLINK’s strong relationships with government agencies, luxury brands, and the tourism sector are expected to help VS Media expand its footprint in the region. MLINK’s capabilities complement VS Media’s goal of increasing revenue from cross-border e-commerce and content marketing. The acquisition closed on December 31, 2024.

In December 2024, VS Media HK entered into an asset purchase agreement with Shoptainment Limited to acquire CRUUSH, a “shoppertainment” platform that bridges influencer marketing with e-commerce. CRUUSH is powered by AI-driven influencer matching, real-time analytics, and an integrated marketplace that allows micro and nano-influencers to drive product sales. By leveraging big data analytics and live commerce strategies, CRUUSH is poised to become a critical player in the fast-growing influencer-driven e-commerce sector.

In January 2025, VS Media SG entered in a Share Purchase Agreement to acquire 21% of the entire issued share capital of S T Meng, a limited liability company incorporated in Republic of Singapore. The acquisition closed on February 14, 2025. After the acquisition, VS Media SG owns 21% equity interest of ST Meng. This acquisition enhances VS Media’s product sourcing capabilities, supporting the development of proprietary product IPs while streamlining its supply chain and reducing reliance on external providers. The acquisition closed on February 14, 2025. Subsequent in February 2026, VS Media SG was informed that its equity interest in S T Meng has been diluted to 19% as a result of the additional shares allotment undertaken for working capital purposes.

On April 27, 2026, the Company and S T Meng entered into a debt conversion and share subscription agreement, pursuant to which S T Meng agreed to allot and issue 51,072 shares to settle the outstanding principal amount of $3,800,000. Upon completion of the debt conversion, the Company’s ownership interest in S T Meng increased from 19% to 41.52%.

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Corporate Information

Our principal executive office is located at 3 International Business Park #03-29, Nordic European Centre, Singapore, 609927. Our phone number is +65 6518 4887. Our registered offices in the British Virgin Islands are located at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our website can be found at https://www.vs-media.com/. The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities.

Corporate Structure

The following diagram illustrates our current corporate structure.

* Aurenza Group Limited, a BVI Holding company with limited liability incorporated on May 26, 2026, has no operations as of the date of this prospectus.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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The Securities That May Be Offered

We may offer or sell Class A Ordinary Shares, debt securities, warrants, subscription rights and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $200,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Class A Ordinary Shares

We may offer our Class A Ordinary Shares either alone or underlying other registered securities convertible into our Class A Ordinary Shares. Each holder of Class A Ordinary Shares is entitled to one vote per share. The holders of our Class A Ordinary Shares have no preemptive rights. The holders of our Class A Ordinary Shares are entitled to such dividends as may be declared by our board of directors. We have not previously declared or paid cash dividends, and we have no plan to declare or pay any dividends in the near future. We currently intend to retain most, if not all, of our available funds and future earnings to operate and expand our business. Subject to the BVI Business Companies Act (As Revised) and our Amended Memorandum and Articles, our directors may, by resolution, declare dividends at a time and amount as they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. There is no further BVI law restriction on the amount of funds which may be distributed by us by dividend, including all amounts paid by way of the subscription price for Class A Ordinary Shares regardless of whether such amounts may be wholly or partially treated as share capital or share premium under certain accounting principles. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, cash flow, capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Debt Securities

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may issue warrants for the purchase of Class A Ordinary Shares and/or debt securities in one or more series. We may issue warrants independently or together with Class A Ordinary Shares and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. If applicable, each series of warrants will be issued under a warrant agreement all as set forth in the applicable prospectus supplement. The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any applicable warrant agreement relating to such warrants.

Subscription Rights

We may issue subscription rights to purchase our Class A Ordinary Shares, debt securities or other securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of subscription rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The prospectus supplement relating to any subscription rights that we offer will include specific terms relating to the offering.

Units

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe the terms of any units.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Item 3.D.-Risk Factors” of our most recent Annual Report on Form 20-F that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered by us under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes, including to support our planned expansion into the AI Smart Living sector. The AI Smart Living business remains in the planning and preliminary development stage, and we cannot guarantee that the relevant plans will be completed as expected or that the related business will generate significant revenue, profit, or other commercial results. We may also use a portion of the net proceeds to acquire or invest in technologies, products and services, and/or businesses that we believe will enhance the value of our company, although we do not currently have any agreements or understandings with third parties to make any material acquisitions of, or investment in, other businesses. Depending on future events and other changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF SHARE CAPITAL

The description of our securities, including of our Class A Ordinary Shares, is incorporated by reference to Exhibit 2.3 of our Annual Report on Form 20-F for the year ended December 31, 2025 filed with the SEC on April 30, 2026.

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DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

●	the title and authorized denominations of the series of debt securities;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

●	the price or prices at which the debt securities will be issued;

●	the date or dates on which principal is payable;

●	the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	our rights or obligations to redeem or purchase the debt securities;

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●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	the currency or currencies of payment of principal or interest;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount;

●	the terms, if any, under which any debt securities will rank junior to any of our other debt;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the provisions, if any, relating to any collateral provided for the debt securities;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

●	the nature and terms of any security for any secured debt securities; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

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Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in the registration statement of which this prospectus forms a part, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

●	failure to make sinking fund payments when due;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

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If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

●	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

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●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

●	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

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We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

●	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

●	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

●	evidence the assumption by a successor corporation of our obligations;

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●	add covenants for the protection of the holders of debt securities;

●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	establish the forms or terms of debt securities of any series;

●	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of subordinated securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

●	change the currency in which the principal, premium or interest, if any, is payable;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

●	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

●	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

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Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

●	would not conflict with any rule of law or with the relevant indenture;

●	would not be unduly prejudicial to the rights of another holder of the debt securities; and

●	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Class A Ordinary Shares and/or debt securities in one or more series. We may issue warrants independently or together with Class A Ordinary Shares and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. If applicable, each series of warrants will be issued under a warrant agreement all as set forth in the applicable prospectus supplement. The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any applicable warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

●	the title of the warrants;

●	the offering price or prices of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date, if any, on and after which such warrants and the related securities, if any, will be transferable separately;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other material terms of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Class A Ordinary Shares, debt securities or other securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of subscription rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the subscription rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of subscription rights issued and the aggregate amount of securities purchasable upon exercise of the subscription rights;

●	the exercise price for the subscription rights;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the subscription rights will commence and the date on which the subscription right will expire;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material British Virgin Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting agreement or other arrangement entered into by us in connection with the rights offering.

Each subscription right would entitle the holder of the subscription rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

If less than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names and addresses of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority limitations.

Underwriters and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the Class A Ordinary Shares, which are listed on the Nasdaq Capital Market. Any Class A Ordinary Shares sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us from the sale of Class A Ordinary Shares will be the purchase price of the Class A Ordinary Shares less discounts or commissions, if any. We reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of Class A Ordinary Shares to be made directly or through agents.

To facilitate an offering of Class A Ordinary Shares, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Ordinary Shares. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Class A Ordinary Shares by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A Ordinary Shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands as a BVI business company limited by shares. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws compared with the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. Eng Yong Julius TOH, our Chief Executive Officer and director, Jia Long FONG, our director, and Jia Feng Leonard YUEN, our Chief Financial Officer, are located in Singapore. Hai Wai Mimi VONG, our director, is located in HK SAR. Lim Hui Leng, our director, is located in Malaysia. Shulan Chen, our Chairperson, is located in China. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

There is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S.; however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The British Virgin Islands courts are unlikely to do the following things:

●	recognize or enforce against the Company judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	impose liabilities against the Company predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

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We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

There is uncertainty as to whether the courts of the HK SAR would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the HK SAR against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

In HK SAR, foreign judgments can be enforced under the Foreign Judgments (Reciprocal Enforcement) Ordinance (Cap. 319 of the Laws of Hong Kong) or under common law. Foreign judgments can be enforced through a statutory registration scheme under the Foreign Judgments (Reciprocal Enforcement) Ordinance based on reciprocal recognition of judgment between Hong Kong and the foreign courts. The United States is not a designated country under the Foreign Judgments (Reciprocal Enforcement) Ordinance. As a result, a judgment rendered by a court in the United States, including as a result of administrative actions brought by regulatory authorities such as the SEC, and other actions, cannot be registered and may only be enforced at common law.

With respect to enforcing a judgment of the U.S. court at common law, the U.S. court judgement will not be enforced directly by execution or any other process. The U.S. court judgment itself may form the basis of a cause of action and the judgment will be regarded as creating a debt between the parties to it. The judgment debtor’s liability arises on an implied promise to pay the amount of U.S. court judgment under a simple contract. Being a promise under a contract, it is subject to the usual limitation period of 6 years for such legal action.

For a U.S. court judgment to be enforceable at common law in HK SAR, certain requirements must be met: (i) such a judgment must be for a debt or a definite sum of money other than a sum payable in respect of taxes, penalties, or similar charges; (ii) the judgment creditor has to prove, among other things, that the U.S. court judgment is a final judgment conclusive upon the merits of the claim in the U.S. jurisdiction; (iii) the U.S. court judgment must come from a “competent” court (as determined by the private international law rules applied by the HK SAR courts); (iv) the U.S. court judgment was not obtained by fraud; (v) the U.S. court judgment was not contrary to Hong Kong rules of public policy or notions of natural justice; (vi) the U.S. court judgment is not irreconcilable with the prior decision of the Hong Kong court in an action between the same parties; and (vii) the judgment debtor submitted or agreed to submit to the jurisdiction of the U.S. court.

Our Taiwan subsidiary is incorporated under the laws of Taiwan (R.O.C.) as a Taiwan limited company. Substantially all of the assets of our Taiwan subsidiary are located outside the United States. In addition, the sole director and the majority of officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. Although the “Agreement on Mutual Legal Assistance in Criminal Matters between the Taipei Economic and Cultural Representative Office and the American Institute in Taiwan” was entered into on March 26, 2002, the mutual legal assistance between the relevant authorities of the United States and Taiwan is limited to the investigation, prosecution, and prevention of offenses, service of process, and proceedings related to criminal matters. As a result, with respect to civil proceedings, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Under Article 402 of the Taiwan Code of Civil Procedure, the foreign civil judgment is generally recognizable under the regime of the Taiwan laws. The enforcement of a final and conclusive judgment of a U.S. court is permissible only when the following requirements are satisfied and a court of Taiwan has approved the enforcement by a judgment:

●	the U.S. court rendering the judgment has jurisdiction over the subject matter according to the laws of Taiwan;

●	if the judgment is a default judgment against the debtor as rendered by the U.S. court, (a) the debtor has been duly served in the jurisdiction of the U.S. court within a reasonable period of time in accordance with the laws and regulations of such jurisdiction, or (b) process has been served on the debtor with judicial assistance of the government of Taiwan;

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●	the judgment and the U.S. court procedure resulting in the judgment are not contrary to the public order or good morals of Taiwan; and

●	there is mutual recognition between the U.S. and Taiwan, or the courts in the jurisdiction where the U.S. judgment is rendered do not expressly refuse to recognize the validity of the judgments of the courts of Taiwan.

The Supreme Court of Taiwan holds that there is a principle of international mutual recognition revealed by the U.S. Supreme Court precedent. In addition, a large number of U.S. judgments have been approved by Taiwan courts as enforceable within the territory of Taiwan, which could be used as evidence that there is mutual recognition between the U.S. and Taiwan. However, if the U.S. judgment does not meet the first three requirements above, the application to be approved as enforceable in Taiwan may be dismissed by Taiwan courts.

For the enforcement of a foreign arbitral award in Taiwan, the foreign arbitral award, after an application for recognition has been granted by a court of Taiwan, shall be binding on the parties involved and is enforceable. For the enforcement of a U.S. arbitral award in Taiwan, such award shall not contain any of the following elements:

●	the recognition or enforcement of the arbitral award is contrary to the public order or good morals of Taiwan;

●	the dispute is not arbitrable under the Taiwan laws;

●	the arbitration agreement is invalid as a result of the incapacity of a party according to the law chosen by the parties to govern the arbitration agreement;

●	the arbitration agreement is null and void according to the law chosen to govern said agreement or, in the absence of choice of law, the law of the country where the arbitral award was made;

●	a party is not given proper notice whether of the appointment of an arbitrator or of any other matter required in the arbitral proceedings, or any other situations which give rise to lack of due process;

●	the arbitral award is not relevant to the subject matter of the dispute covered by the arbitral agreement or exceeds the scope of the arbitration agreement, unless the offending portion can be severed from and not affect the remainder of the arbitral award;

●	the composition of the arbitral tribunal or the arbitration procedure contravenes the arbitration agreement or, in the absence of an arbitration agreement, the law of the place of the arbitration;

●	the arbitral award is not yet binding upon the parties or has been suspended or revoked by a competent court; or

●	the U.S. or its laws governing the arbitral award does not recognize arbitral awards of Taiwan.

According to the existing and valid Sino-American Treaty of Friendship, Commerce and Navigation, which was entered into between the United States and the Republic of China (now Taiwan), “[i]n the case of any controversy susceptible of settlement by arbitration, which involves nationals, corporations or associations of both High Contracting Parties and is covered by a written agreement for arbitration, such agreement shall be accorded full faith and credit by the courts within the territories of each High Contracting Party, and the award or decision of the arbitrators shall be accorded full faith and credit by the courts within the territories of the High Contracting Party in which it was rendered, provided the arbitration proceedings were conducted in good faith and in conformity with the agreement for arbitration.” This treaty implies that the United States and the R.O.C. (Taiwan) mutually recognize arbitral awards made in each other’s territory or under the laws of each other. In addition, many arbitral awards have been made in the U.S. or under U.S. laws and are recognized by Taiwan courts, which supports the enforceability of U.S. arbitral awards in Taiwan. However, if a U.S. arbitral award has one of the preceding elements, the application to be recognized as enforceable in Taiwan may be dismissed by Taiwan courts.

There is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts in the event that any of the aforementioned are obtained against VS Media SG or its directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Singapore against VS Media SG or its directors or officers predicated upon the securities laws of the United States or any state in the United States.

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There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether predicated solely upon the federal securities laws or otherwise, would, therefore, not be automatically enforceable in Singapore.

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore. In making a determination as to enforceability of a judgment of the courts of the United States, the Singapore courts would have regard to certain criteria, including for example, whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money.

In general, a foreign judgment would be enforceable in Singapore unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws.

Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against a company, its directors and officers. Singapore courts would not recognize or enforce judgments against the Singapore Subsidiary, its directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws.

Our agent for service of process in the United States is Cogency Global Inc.,122 East 42nd Street, 18th Floor, New York, NY 10168, (800) 221-0102.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated fees and expenses (except in the case of the SEC registration fee) in connection with the issuance and distribution of the securities being registered.

Amount to be Paid
SEC registration fee		$27,620.00
Stock exchange listing fee		*
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees and expenses		*
Trustee’s fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

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LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Maples and Calder (Hong Kong) LLP to the extent governed by the laws of the British Virgin Islands, and by Bevilacqua PLLC to the extent governed by the laws of the State of New York and U.S. federal law. Bevilacqua PLLC may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by British Virgin Islands law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

Our consolidated financial statements as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023 incorporated by reference in this prospectus have been audited by Assentsure PAC, an independent registered public accounting firm headquartered in the Singapore and are among the public accounting firms that are registered with the PCAOB. Such PCAOB-registered accounting firms are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The offices of Assentsure PAC are located at 180B Bencoolen Street #03-01, The Bencoolen, Singapore 189648.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at https://www.vs-media.com/ my as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	our Annual Report on Form 20-F for the year ended December 31, 2025 filed with the SEC on April 30, 2026;

●	our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on May 22, 2026;

●	our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on July 15, 2026; and

●	the description of our Class A Ordinary Shares contained in the Company’s Registration Statement on Form 8-A (File No. 001-41817) filed with the SEC on September 27, 2023, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to VS MEDIA Holding Limited, Attn: Chief Executive Officer, 3 International Business Park #03-29, Nordic European Centre, Singapore, 609927, or by calling us at +65 6518 4887.

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$200,000,000

Class A Ordinary Shares

Debt Securities

Warrants

Subscription Rights

Units

PROSPECTUS

          , 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

Our Amended Memorandum and Articles provides that, subject to the limitations detailed therein, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

In accordance with, and subject to, our Amended Memorandum and Articles (including the limitations detailed therein), (a) the indemnity referred to above only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful; (b) the decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the articles of association, unless a question of law is involved; and (c) the termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

We currently maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity.

Item 9. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 of our Registration Statement on Form F-1 (File No. 333-273914), as amended, initially filed with the Securities and Exchange Commission on August 11, 2023)
4.1***	Form of Indenture
4.2*	Form of Warrant Agreement
4.3*	Form of Subscription Agreement
4.4*	Form of Unit Agreement
5.1***	Opinion of Maples and Calder (Hong Kong) LLP
5.2***	Opinion of Bevilacqua PLLC
23.1***	Consent of Assentsure PAC
23.2	Consent of Maples and Calder (Hong Kong) LLP (included Exhibit 5.1)
23.3	Consent of Bevilacqua PLLC (included Exhibit 5.2)
24.1***	Power of Attorney (included on the signature page of this registration statement)
25.1**	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939
107***	Exhibit Filing Fees

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report of the registrant filed pursuant to the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

***	Previously Filed.

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Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on August 21, 2026.

VS MEDIA HOLDINGS LIMITED

By:	/s/ Eng Yong Julius Toh
Name:	Eng Yong Julius Toh
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eng Yong Julius Toh	Chief Executive Officer and Director	August 21, 2026
Eng Yong Julius Toh

/s/ Jia Feng Leonard Yuen	Chief Financial Officer	August 21, 2026
Jia Feng Leonard Yuen

*	Director	August 21, 2026
ShuLan Chen

*	Director	August 21, 2026
Jia Long Fong

*	Director	August 21, 2026
Hai Wai Mimi Vong

*	Director	August 21, 2026
Hui Leng Lim

*By:	/s/ Eng Yong Julius Toh
Eng Yong Julius Toh
Chief Executive Officer
Attorney-in-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of VS MEDIA Holdings Limited, has signed this registration statement or amendment thereto in New York, New York on August 21, 2026.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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